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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 January 3, 2000
                                 Date of Report
                        (Date of earliest event reported)

                               GARTNER GROUP, INC.

Delaware                             1-14443                          04-3099750
(State or other             (Commission File Number)              (I.R.S. Employer
jurisdiction of                                                  Identification No.)
incorporation)
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                                 P.O. Box 10212
                               56 Top Gallant Road
                             Stamford, CT 06904-2212
                    (Address of principal executive offices)

                                 (203) 964-0096
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     The purpose of this Form 8-K is to announce the receipt by IMS Health
Incorporated ("IMS HEALTH") of a ruling from the Internal Revenue Service
("IRS") that impacts the rights, preferences and privileges of the outstanding shares of Common Stock of Gartner Group, Inc. (the "COMPANY"). As indicated in prior public filings, the Certificate of Incorporation of the Company, as adopted by the stockholders of the Company at a Special Meeting of Stockholders held July 16, 1999, contains a provision intended to limit the ability of a third party to obtain effective control of the Company by obtaining control only of the outstanding shares of Class B Common Stock (the "SPECIAL 15% PROVISION").
The Special 15% Provision by its terms was to become effective upon the receipt by IMS Health of a private letter ruling from the IRS to the effect that the terms of the Special 15% Provision will not have an adverse tax effect with respect to the distribution of the Company's Class B Common Stock effected by IMS Health in July 1999 and will not have an adverse effect on certain private letter rulings previously issued to IMS Health and its predecessors.

     IMS Health received the requested private letter ruling from the IRS on December 3, 1999. Accordingly, the Special 15% Provision automatically became effective on such date. The Special 15% Provision is described more fully below in the description of the Company's capital stock:

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     DESCRIPTION OF CAPITAL STOCK

     The Company has authorized (i) an aggregate of 250,000,000 shares of common stock, consisting of 166,000,000 shares of Common Stock, Class A ("CLASS A
COMMON STOCK") and 84,000,000 shares of Common Stock, Class B ("CLASS B COMMON
STOCK"), and (ii) an aggregate of 5,000,000 shares of preferred stock. The par value of each share of common stock is $0.0005 and the par value of each share of preferred stock is $0.01. The relative rights, powers, preferences, qualifications, limitations and restrictions of the Company's capital stock are as follows:

     Common Stock

     The Class A Common Stock and Class B Common Stock are identical in all respects except as otherwise expressly described below.

     (a) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions that may be adopted by the Board of Directors providing for the issuance of Preferred Stock, the holders of common stock are entitled to receive dividends out of assets legally available therefor, at such time and in such amounts as the Board of Directors may determine from time to time. Whenever cash dividends are paid on the common stock, the same amount shall be paid for each share of Class A Common
Stock and share of Class B Common Stock outstanding.

     (b) Stock Dividends. If any dividend on the outstanding shares of common stock is paid in common stock, then the same ratio of shares shall be paid with respect to each outstanding share of Class A Common Stock and Class B Common
Stock. In such event the dividend paid to holders of Class A Common Stock shall be paid only in Class A Common Stock and the dividend paid to holders of Class B
Common Stock shall be paid only in Class B Common Stock.

     (c) Stocks Splits, Subdivisions and Combinations. The Company will not subdivide, reclassify or combine stock of either class of common stock without at the same time making a proportionate subdivision, reclassification or combination of the other class.

     (d) Voting. The holders of Class A Common Stock and Class B Common Stock vote together as a single class in all matters requiring the vote of holders of common stock of the Company, except only that (i) the holders of each such class are entitled to vote as a separate class when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision of the certificate of incorporation of the Company and (ii) the holders of common stock vote in respect of directors as specified below.

     With respect to the election of directors, the holders of Class A Common
Stock vote with the holders of all shares of Preferred Stock having a right to vote in the election of directors. The holders of Class A Common Stock and voting Preferred Stock are entitled to elect a number of directors that

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equals 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors as is closest to 20% of such membership) (the "CLASS A DIRECTORS"). In the election of Class A Directors, each share of Class A Common Stock has one vote and each share of voting Preferred Stock shall have the number of votes specified in the resolution of the Board authorizing such voting Preferred
Stock. The remaining members of the Board of Directors are elected by holders of Class B Common Stock (the "CLASS B DIRECTORS"). In the election of Class B
Directors, each share of Class B Common Stock has one vote. Any Class A Director may be removed only for cause by the vote of a majority of the votes represented by the outstanding shares of Class A Common Stock and voting Preferred Stock, voting together as a single class. Any Class B Director may be removed only for cause by the vote of a majority of the outstanding shares of Class B Common
Stock. Any vacancy in a Class A Director may be filled by the vote of a majority of the remaining Class A Directors, and any vacancy in Class B Directors may be filled by the vote of a majority of the remaining Class B Directors. All newly created directorships resulting from an increase in the number of directors shall be allocated between Class A Directors and Class B Directors, such that at all times the number of Class A Directors shall be 20% of the authorized number of directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors as is closest to 20% of such membership) and the remaining directors shall be Class B Directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     (e) Merger or Consolidation. Upon any merger or consolidation of the Company, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, per share, the identical kind and amount of consideration receivable upon such consolidation or merger, except only that the holders of Class A Common Stock and Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights identical to the voting rights with respect to election of directors provided for the Class A Common Stock and Class B Common Stock.

     (f)  Liquidation. The holders of Class A Common Stock and Class B Common
Stock will participate equally in any liquidation, dissolution or winding up of the Company.

     (g) Special 15% Provision. The Certificate of Incorporation of the Company includes a special voting provision intended to limit the ability of a third party to obtain effective control of the Company by obtaining control only of the outstanding shares of Class B Common Stock. This special provision states that so long as any person or entity, or group of persons or entities acting in concert, beneficially owns 15% or more of the outstanding shares of Class B
Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock that are outstanding which is less than or equal to such person, entity or group's Voting
Percentage. For these purposes, "VOTING PERCENTAGE" means the percentage of the then outstanding shares of Class A Common Stock beneficially owned at such time by such person, entity or group.

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     Preferred Stock

     The Board of Directors has the authority, without further stockholder approval, to issue the Preferred Stock from time to time in one or more series;
to establish the number of shares to be included in any such series; to fix or alter the voting powers and the designation, preferences and relative participating, optional, or other special rights and qualifications, limitations and restrictions of any such series of Preferred Stock; and to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issue of shares of such series (but not below the number of shares of any series then outstanding).

     Classified Board

     The directors are divided into three classes, Class I, Class II and Class
III. The Class I Directors hold office for an initial term expiring at the annual meeting of stockholders to be held in January 2000, the Class II
Directors shall hold office for an initial term expiring at the next annual meeting thereafter, and the Class III Directors shall hold office for an initial term expiring at the second annual meeting of stockholders held after the January 2000 meeting. The directors of each class elected at each subsequent annual meeting of stockholders shall hold office for three year terms. Directors elected by any class or series of stock, including Class A Directors and Class B
Directors, shall be divided as evenly as possible among Class I, Class II and Class III.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GARTNER GROUP, INC.

Dated: January 3, 2000                 By: /s/ Michael D. Fleisher
                                           ------------------------
                                           Michael D. Fleisher,
                                           President and Chief Executive Officer

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